EXHIBIT 10-1.4

TEGNA INC.

Supplemental Executive Medical Plan

Amendment No. 4

TEGNA Inc. (the “Company”) hereby amends the TEGNA Inc. Supplemental Executive Medical Plan, as amended (the “Plan”), as follows:

1.
Effective January 1, 2026, Section 5.1 is amended by adding the following provision prior to the first sentence of the Plan:

Notwithstanding any provision to the contrary, effective January 1, 2026, the TEGNA Inc. Supplemental Executive Medical Plan is terminated, and no further benefits shall be provided under the Plan on or after that date.

IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment to be executed by its duly authorized officer as of October 9, 2024.

TEGNA INC.

By:
Jeffrey Newman
SVP and Chief Human Resources Officer